Exhibit (h)(11)

MUTUAL FUND FEE AND EXPENSE AGREEMENT

THIS AGREEMENT is made as of this 1st day of January, 2008 by and among Columbia Funds Master Investment Trust, LLC, a Delaware limited liability company, for itself and on behalf of its series listed on Schedule A attached hereto, Columbia Funds Series Trust, a Delaware statutory trust, for itself and on behalf of its series listed on Schedule A attached hereto, Columbia Funds Variable Insurance Trust I, a Delaware Statutory Trust, for itself and on behalf of its series listed on Schedule A attached hereto, Banc of America Funds Trust, a Delaware statutory trust, for itself and on behalf of its series listed on Schedule A attached hereto, Columbia Management Advisors, LLC, a Delaware limited liability company (“CMA”) and Columbia Management Distributors, Inc., a Massachusetts corporation (“CMD”).

WHEREAS, Columbia Funds Master Investment Trust, LLC, Columbia Funds Series Trust, Columbia Funds Variable Insurance Trust I and Banc of America Funds Trust (each a “Company” and together, the “Companies”) are each open-end investment companies registered under the Investment Company Act of 1940;

WHEREAS, CMA, an investment adviser registered under the Investment Advisers Act of 1940, serves as investment adviser to each of the Companies pursuant to separate investment advisory agreements (the “Investment Advisory Agreements”);

WHEREAS, CMA serves as administrator to each of the Companies pursuant to separate administration agreements (the “Administration Agreements”);

WHEREAS, CMD serves as distributor to Columbia Funds Series Trust, Columbia Funds Variable Insurance Trust I and Banc of America Funds Trust pursuant to a distribution agreement (the “Distribution Agreement”); and

WHERERAS, the parties hereto have agreed to consolidate multiple pre-existing Mutual Fund Fee and Expense Agreements into a single Mutual Fund Fee and Expense Agreement;

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto agree as follows:

1. Investment Advisory Fee Waivers. The parties hereby agree that CMA shall waive any investment advisory fees payable to it under the Investment Advisory Agreements to the extent reflected for each series set forth in Schedule A attached hereto.

2. Administration Fee Waivers. The parties hereby agree that CMA shall waive any administration fees payable to it under the Administration Agreements to the extent reflected for each series set forth in Schedule A attached hereto.

3. 12b-1 Distribution and Shareholder Servicing Fee Waivers. The parties hereby agree that CMD shall waive any 12b-1 distribution and/or shareholder servicing fees payable to it under the Distribution Agreement to the extent reflected for each series set forth in Schedule A attached hereto.

4. Limitation of Total Operating Expense Ratios—Investment Advisory, Administration Fee Ratios and Other Expenses. The parties hereby agree that CMA as appropriate shall waive any advisory fees payable to it under the Investment Advisory Agreements, waive any administration fees payable to it under the Administration Agreements, or reimburse other expenses of the series to the extent necessary to ensure that covered expenses (as defined below) do not exceed the total operating expense ratio for each series set forth in Schedule A attached hereto, absent a determination by the Companies’ Boards of Trustees that extraordinary circumstances or a material reduction in portfolio assets has occurred that has made it appropriate to permit an increase in total operating expense ratios. “Covered expenses” include all expenses incurred directly by a series that are required to be included as an expense in a series’ Form N-1A Fee Table and accordingly exclude acquired fund fees and expenses, brokerage commissions and other transaction charges and interest on borrowed money and also exclude rule 12b-1 distribution and/or shareholder servicing fees and expenses that are deemed extraordinary by Columbia Funds Series Trust’s Board of Trustees. “Covered expenses” shall reflect the application of balance credits made available by the Companies’ custodian and custodial charges relating to overdrafts.

5. Automatic Renewal. This Agreement shall renew automatically, with respect to each series set forth in Schedule A, on the same terms, for a period of one year from the expiration of the waiver and/or expense commitment applicable to such series as set forth in Schedule A, unless prior to such an expiration, CMA and/or CMD provide notice to the appropriate Board of Trustees of a Company of any proposals to increase, decrease or eliminate the series’ fee waivers and/or expense commitment, or to change the time period covered or any other terms thereof, for a subsequent period. Any renewal of this Agreement with respect to a series does not preclude CMA or CMD from requesting that a Company’s Board of Trustees approve changes to the fee waivers and/or expense commitment, or to the time period covered or any other terms thereof, prior to a subsequent renewal.

6. Entire Agreement; Modification; Amendment. This Agreement constitutes the entire agreement of the parties with respect to its subject matter. Each provision herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the enforceability of any such other provision or agreement. In addition, each provision herein shall be treated as separate and independent with respect to each Company and shall be treated as separate and independent from such provision or agreement with respect to each of the other Companies. No modification or amendment of this Agreement shall be binding unless in writing and executed by the parties affected thereby.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date above first written.

COLUMBIA FUNDS MASTER

INVESTMENT TRUST, LLC, for itself and

on behalf of its series listed on Schedule A

attached hereto

By: /s/ J. KEVIN CONNAUGHTON

Name: J. Kevin Connaughton

Title: Senior Vice President, Chief Financial
        Officer and Treasurer

COLUMBIA FUNDS SERIES TRUST, for

itself and on behalf of its series listed on

Schedule A attached hereto

By: /s/ J. KEVIN CONNAUGHTON

Name: J. Kevin Connaughton

Title: Senior Vice President, Chief Financial
        Officer and Treasurer

COLUMBIA FUNDS VARIABLE

INSURANCE TRUST I, for itself and on

behalf of its series listed on Schedule A

attached hereto

By: /s/ J. KEVIN CONNAUGHTON

Name: J. Kevin Connaughton

Title: Senior Vice President, Chief Financial
        Officer and Treasurer

BANC OF AMERICA FUNDS TRUST, for

itself and on behalf of its series listed on

Schedule A attached hereto

By: /s/ J. KEVIN CONNAUGHTON

Name: J. Kevin Connaughton

Title: Senior Vice President, Chief Financial
        Officer and Treasurer

COLUMBIA MANAGEMENT ADVISORS, LLC By: /s/ CHRISTOPHER L. WILSON Name: Christopher L. Wilson Title: Managing Director	COLUMBIA MANAGEMENT DISTRIBUTORS, INC. By: /s/ CHRISTOPHER L. WILSON Name: Christopher L. Wilson Title: Senior Vice President

Schedule A

Columbia Funds Series Trust

Contractual Advisory/Administration Fee Waivers

Period from August 1, 2008 to July 31, 2009

Equity Fund	Advisory Fee Waiver	Administration Fee Waiver
Columbia LifeGoal Income Portfolio	0.10%(1)	0.10%(2)

(1)	CMA shall waive advisory fees payable to it under the Investment Advisory Agreement on assets invested in individual securities and CMA-advised Fixed Income Sector Portfolios.

(2)	CMA shall waive administration fees payable to it under the Administration Agreement on assets invested in other Columbia Funds (Fixed Income Sector Portfolios are not considered Columbia Funds).

Period from August 1, 2009 to July 31, 2010(3)

Equity Fund	Advisory Fee Waiver	Administration Fee Waiver
Columbia LifeGoal Income Portfolio	0.10%(1)	0.10%(2)

(1)	CMA shall waive advisory fees payable to it under the Investment Advisory Agreement on assets invested in individual securities and CMA-advised Fixed Income Sector Portfolios.

(2)	CMA shall waive administration fees payable to it under the Administration Agreement on assets invested in other Columbia Funds (Fixed Income Sector Portfolios are not considered Columbia Funds).

(3)	At its May 14-15, 2009 meeting, the Board approved the proposal by CMA that the above waiver be extended for the period August 1, 2009 through July 31, 2010 effective upon the expiration of the then current period.

Period from August 1, 2007 to July 31, 2009

Fixed Income Fund	Advisory Fee Waiver	Administration Fee Waiver
Columbia Short-Term Bond Fund	n/a	0.02%

Columbia Funds Series Trust

Contractual Administration Fee Waiver

Period from July 1, 2008 to June 30, 2009

Equity Fund	Administration Fee Waiver
Columbia Large Cap Value Fund	(1)

(1)	CMA shall waive a specified portion (0.04% of net assets) of the administration fees payable to it under the Administration Agreement on assets up to $500 million. Fees will not be waived on assets in excess of $500 million.

Columbia Funds Series Trust

Expense Commitments Established at Overall Fund Level

Period from August 1, 2008 to July 31, 2009

Fund Level Expense Commitment*
Tax-Exempt Funds
Columbia Georgia Intermediate Municipal Bond Fund**	0.50%
Columbia Maryland Intermediate Municipal Bond Fund**	0.50%
Columbia North Carolina Intermediate Municipal Bond Fund**	0.50%
Columbia South Carolina Intermediate Municipal Bond Fund**	0.50%
Columbia Virginia Intermediate Municipal Bond Fund**	0.50%

Fixed Income Funds
Columbia High Income Fund	0.93%
Columbia Total Return Bond Fund**	0.60%

Fund-of Fund
Columbia LifeGoal Income Portfolio	0.42%

Period from August 1, 2009 to July 31, 2010

Fund Level Expense Commitment*
Fund-of Fund
Columbia LifeGoal Income Portfolio***	0.42%

Period from August 1, 2007 to July 31, 2009

Fund Level Expense Commitment*
Tax-Exempt Funds
Columbia Short-Term Municipal Bond Fund**	0.40%
Columbia California Intermediate Municipal Bond Fund**	0.50%

Period from January 1, 2008 to July 31, 2009

Fund Level Expense Commitment*
Fixed Income Funds
Columbia Short-Term Bond Fund	0.48%

*	Waivers of CMA advisory and/or administration fees and/or other expense reimbursements will result in the listed fund level expense commitments (excluding (i) those explicitly excluded from the definition of “Covered Expenses” in Section 4 of this Agreement; (ii) taxes; and (iii) the Board-approved class specific account expense relating to R Shares).

**	CMA is entitled to recover from the Fund any fees waived and/or expenses reimbursed for a three year period following the date of such fee waiver and/or reimbursement if such recovery does not cause the Fund’s total operating expenses to exceed the expense commitment then in effect.

***	At its May 14-15, 2009 meeting, the Board approved the proposal by CMA that the above cap be extended for the period August 1, 2009 through July 31, 2010 effective upon the expiration of the then current period.

Columbia Funds Series Trust

Expense Commitments Established at Overall Fund Level

Period from July 1, 2008 to June 30, 2009

Fund Level Expense Commitment*
Equity Index Funds
Columbia Large Cap Index Fund**	0.14%
Columbia Large Cap Enhanced Core Fund**	0.50%
Columbia Mid Cap Index Fund	0.14%
Columbia Small Cap Index Fund**	0.21%

Equity Funds
Columbia Small Cap Value Fund II**	1.30%
Columbia Small Cap Growth Fund II**	1.15%

International Funds
Columbia Global Value Fund**	1.40%
Columbia Marsico International Opportunities Fund	1.50%

Period from April 30, 2008 to June 30, 2010

Fund Level Expense Commitment*
International Fund
Columbia Marsico Global Fund**	1.35%

*	Waivers of CMA advisory and/or administration fees and/or other expense reimbursements will result in the listed fund level expense commitments (excluding (i) those explicitly excluded from the definition of “Covered Expenses” in Section 4 of this Agreement; (ii) taxes; and (iii) the Board-approved class specific account expense relating to R Shares).

**	CMA is entitled to recover from the Fund any fees waived and/or expenses reimbursed for a three year period following the date of such fee waiver and/or reimbursement if such recovery does not cause the Fund’s total operating expenses to exceed the expense commitment then in effect.

Columbia Funds Series Trust

Expense Commitments Established at Overall Fund Level

Period from January 1, 2008 to December 31, 2009

Fund Level Expense Cap*
Money Market Funds
Columbia Government Reserves**	0.20%
Columbia New York Tax-Exempt Reserves**	0.20%
Columbia Tax-Exempt Reserves**	0.20%
Columbia Government Plus Reserves	0.20%

Period from January 1, 2009 to December 31, 2009***

Fund Level Expense Cap*
Money Market Funds
Columbia California Tax-Exempt Reserves**	0.20%
Columbia Cash Reserves**	0.20%
Columbia Money Market Reserves**	0.20%
Columbia Municipal Reserves**	0.20%
Columbia Treasury Reserves**	0.20%
Columbia Massachusetts Municipal Reserves	0.20%
Columbia Connecticut Municipal Reserves	0.20%

*	Waivers of CMA advisory and/or administration fees and/or other expense reimbursements will result in the listed Fund level expense commitments (excluding (i) those explicitly excluded from the definition of “Covered Expenses” in Section 4 of this Agreement; and (ii) taxes).

**	CMA is entitled to recover from the Fund any fees waived and/or expenses reimbursed for a three year period following the date of such fee waiver and/or reimbursement if such recovery does not cause the Fund’s total operating expenses to exceed the expense commitment then in effect.

***	At its August 8, 2008 meeting, the Board approved the proposal by CMA that the above caps be extended for the period January 1, 2009 through December 31, 2009 effective upon the expiration of the then current period.

Columbia Funds Series Trust

Management Fee Cap*

Period from January 1, 2009 to December 31, 2009**

Management Fee Cap
Money Market Funds
Columbia California Tax-Exempt Reserves	0.19%
Columbia Cash Reserves	0.19%
Columbia Money Market Reserves	0.19%
Columbia Municipal Reserves	0.19%
Columbia Treasury Reserves	0.19%
Columbia Massachusetts Municipal Reserves	0.19%
Columbia Connecticut Municipal Reserves	0.19%

Period from January 1, 2008 to December 31, 2009

Management Fee Cap
Money Market Funds
Columbia Government Reserves	0.19%
Columbia New York Tax-Exempt Reserves	0.19%
Columbia Tax-Exempt Reserves	0.19%
Columbia Government Plus Reserves	0.16%

*	“Management Fees” are the fees payable under the investment advisory and administration agreements between Columbia Funds Series Trust, on behalf of the respective Funds and CMA.

**	At its August 8, 2008 meeting, the Board approved the proposal by CMA that the above caps be extended for the period January 1, 2009 through December 31, 2009 effective upon the expiration of the then current period.

Columbia Funds Series Trust

Contractual 12b-1 Distribution Fee Waivers

Period from January 1, 2009 to December 31, 2009

	12b-1 Distribution Fee Waivers*	Shareholder Servicing Fee Waivers*
Money Market Funds (Liquidity Class Shares)
Columbia California Tax-Exempt Reserves	0.10%	0.10%
Columbia Cash Reserves	0.10%	0.10%
Columbia Money Market Reserves	0.10%	0.10%
Columbia Municipal Reserves	0.10%	0.10%
Columbia Treasury Reserves	0.10%	0.10%

Period from January 1, 2008 to December 31, 2009

	12b-1 Distribution Fee Waivers*	Shareholder Servicing Fee Waivers*
Money Market Funds (Liquidity Class Shares)
Columbia Government Reserves	0.10%	0.10%
Columbia Tax-Exempt Reserves	0.10%	0.10%
Columbia Government Plus Reserves	0.10%	0.10%

*	CMD waives its 12b-1 distribution fees and/or shareholder servicing fees to the extent necessary to achieve an aggregate waiver of 0.10%, therefore, to the extent that CMD waives 12b-1 distribution fees and/or waives shareholder servicing fees, the total of such 12b-1 distribution and/or shareholder servicing fees will not exceed 0.15%.

**	At its August 8, 2008 meeting, the Board approved the proposal by CMA that the above caps be extended for the period January 1, 2009 through December 31, 2009 effective upon the expiration of the then current period.

Columbia Funds Series Trust

Expense Commitments Established at Overall Fund Level

Period from August 1, 2008 to July 31, 2009

Masters Portfolios	Other Operating Expenses Cap*
Columbia Masters Global Equity Portfolio	0.00%
Columbia Masters Heritage Portfolio	0.00%
Columbia Masters International Equity Portfolio	0.00%

Period from August 1, 2009 to July 31, 2010**

Masters Portfolios	Other Operating Expenses Cap*
Columbia Masters Global Equity Portfolio	0.00%
Columbia Masters Heritage Portfolio	0.00%
Columbia Masters International Equity Portfolio	0.00%

*	Waivers of CMA advisory and/or administration fees and/or other expense reimbursements will result in the listed fund level expense commitments (excluding (i) those explicitly excluded from the definition of “Covered Expenses” in Section 4 of this Agreement; (ii) taxes; and (iii) any management fees).

**	At its May 14-15, 2009 meeting, the Board approved the proposal by CMA that the above caps be extended for the period August 1, 2009 through July 31, 2010 effective upon the expiration of the then current period.

Columbia Funds Series Trust II**

Expense Commitments Established at Fund Level

From March 7, 2008 Through February 28, 2019

Columbia Funds Series Trust II**	Other Operating Expenses Cap*
Columbia Retirement 2005 Portfolio***	0%
Columbia Retirement 2010 Portfolio***	0%
Columbia Retirement 2015 Portfolio***	0%
Columbia Retirement 2020 Portfolio***	0%
Columbia Retirement 2025 Portfolio***	0%
Columbia Retirement 2030 Portfolio***	0%
Columbia Retirement 2035 Portfolio***	0%
Columbia Retirement 2045 Portfolio***	0%

*	Waivers of CMA advisory and/or administration fees and/or other expense reimbursements will result in the listed fund level expense commitments (excluding (i) those explicitly excluded from the definition of “Covered Expenses” in Section 4 of this Agreement; (ii) taxes; and (iii) advisory fees).

**	Formerly, Banc of America Funds Trust.

***	Banc of America Retirement 2005 Portfolio, Banc of America Retirement 2010 Portfolio, Banc of America Retirement 2015 Portfolio, Banc of America Retirement 2020 Portfolio, Banc of America Retirement 2025 Portfolio, Banc of America Retirement 2030 Portfolio, Banc of America Retirement 2035 Portfolio, and Banc of America Retirement 2040 Portfolio.

Advisory Fee Waiver for Columbia Funds

Sub-Advised by Marsico Capital Management, LLC (“Marsico”)

Effective January 1, 2008 through

the Respective Expiration Dates listed below1

The dollar amount of the waiver of advisory fees equals the dollar amount calculated on a monthly basis based on an annualized fee rate of 0.45% of the applicable Fund’s assets minus the dollar amount calculated on a monthly basis based on the applicable annualized fee rate according to the below chart. To the extent that a Fund is benefitting from a separate expense limitation for a Fund sub-advised by Marsico, CMA is not required to waive this portion of the advisory fee for that Fund.

Company/Fund	Fee Rate(%)		Expiration Date
Columbia Funds Series Trust
Columbia Marsico 21st Century Fund			June 30, 2010
Columbia Marsico Focused Equities Fund			June 30, 2010
Columbia Marsico Growth Fund			June 30, 2010
Columbia Funds Variable Insurance Trust I
Columbia Marsico 21st Century Fund, Variable Series[2]			April 30, 2010
Columbia Marsico Focused Equities Fund, Variable Series			April 30, 2010
Columbia Marsico Growth Fund, Variable Series			April 30, 2010
Assets up to $18 billion	0.45	*
Assets in excess of $18 billion and up to $21 billion	0.40	*
Assets in excess of $21 billion	0.35	*
Columbia Funds Series Trust
Columbia Multi-Advisor International Equity Fund			June 30, 2010
Columbia Marsico International Opportunities Fund[2]			June 30, 2010
Columbia Funds Variable Insurance Trust I
Columbia Marsico International Opportunities Fund, Variable Series[2]			April 30, 2010
Assets up to $6 billion	.45	**
Assets in excess of $6 billion and up to $10 billion	.40	**
Assets in excess of $10 billion	.35	**
*

For purposes of the calculation, the assets sub-advised by Marsico in the following Columbia Funds will be aggregated: (i) Columbia Marsico Growth Fund, Variable Series; (ii) Columbia Marsico Focused Equities Fund, Variable Series; (iii) Columbia Marsico 21st Century Fund, Variable Series; (iv) Columbia Marsico Growth Fund; (v) Columbia Marsico Focused Equities Fund; (vi) Columbia Marsico 21st Century Fund; and (vii) any future Columbia U.S. equity fund sub-advised by Marsico which CMA and Marsico mutually agree in writing.

**	For purposes of the calculation, the assets sub-advised by Marsico in the following Columbia Funds will be aggregated: (i) Columbia Marsico International Opportunities Fund, Variable Series; (ii) Columbia Marsico International Opportunities Fund; (iii) Columbia Multi-Advisor International Equity Fund; and (iv) any future Columbia international equity fund sub-advised by Marsico which CMA and Marsico mutually agree in writing.

[1]

At its October 2007 meeting relating to the advisory contract renewal, the Board approved new sub-advisory fee rates and breakpoints for Columbia Funds sub-advised by Marsico, effective January 1, 2008. In this connection, CMA agreed to waive its advisory fee to the extent necessary to allow for the impact of the new sub-advisory fee rates and breakpoints payable by a Fund to Marsico to be passed through to a Fund’s shareholders, except to the extent that a Fund is already benefiting from a fee waiver or expense cap provided by CMA.

[2]	Currently, these funds have a separate contractual expense limitation.

Effective as of the 15th day of May, 2009.

COLUMBIA FUNDS SERIES TRUST

COLUMBIA FUNDS MASTER INVESTMENT TRUST, LLC

COLUMBIA FUNDS VARIABLE INSURANCE TRUST I

COLUMBIA FUNDS SERIES TRUST II

Each for itself and on behalf of its respective series listed on this Schedule A

By: /s/ MICHAEL G. CLARKE

Name: Michael G. Clarke

Title: Senior Vice President and Chief Financial Officer

COLUMBIA MANAGEMENT ADVISORS, LLC By: /s/ J. KEVIN CONNAUGHTON Name: J. Kevin Connaughton Title: Managing Director

COLUMBIA MANAGEMENT DISTRIBUTORS, INC. By: /s/ J. KEVIN CONNAUGHTON Name: J. Kevin Connaughton Title: Managing Director